Exhibit 10.7

Execution Version

AMENDED AND RESTATED
GUARANTEE AND COLLATERAL AGREEMENT

Dated as of November 1, 2013,

among

SUMMIT MIDSTREAM PARTNERS, LP,
as a Guarantor and a Pledgor,

SUMMIT MIDSTREAM HOLDINGS, LLC,
as a Pledgor and a Grantor,

each
SUBSIDIARY GUARANTOR
identified herein each in the capacity or capacities set forth herein,

and

THE ROYAL BANK OF SCOTLAND plc,

as Collateral Agent

i

ii

Schedules
Schedule I	Pledged Stock
Schedule II	Intellectual Property
Schedule III	Commercial Tort Claims

Exhibits
Exhibit I	Form of Supplement to the Guarantee and Collateral Agreement
Exhibit II	Form of Intercompany Note
Exhibit III	Form of Intellectual Property Short Form Security Agreement

iii

AMENDED AND RESTATED
GUARANTEE AND COLLATERAL AGREEMENT

This AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of November 1, 2013 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is by and among SUMMIT MIDSTREAM HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), SUMMIT MIDSTREAM PARTNERS, LP, a Delaware limited partnership (the “Parent”), each Subsidiary listed on the signature pages hereof as a “Subsidiary Guarantor”, “Pledgor” or “Grantor”, each Subsidiary that shall, at any time after the date hereof, become a Subsidiary Guarantor, Pledgor or Grantor pursuant to Section 7.15 hereof, and THE ROYAL BANK OF SCOTLAND plc (“RBS”), as collateral agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”) for the Secured Parties.

WHEREAS, the Borrower, RBS, as administrative agent, collateral agent and an issuing bank, and the lenders from time to time party thereto entered into that certain Credit Agreement dated as of May 26, 2011, which such Credit Agreement was amended and restated in its entirety on May 7, 2012 (as so amended and restated and otherwise amended, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, in connection with the Existing Credit Agreement, the Borrower, the Parent and certain other Persons entered into that certain Guarantee and Collateral Agreement dated as of May 26, 2011 in favor of RBS, as collateral agent for the benefit of the secured parties described therein (as amended, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing Guarantee and Collateral Agreement”);

WHEREAS, the Borrower, RBS, as Administrative Agent, Collateral Agent, the Swingline Lender and an Issuing Bank, and the Lenders desire to amend and restate the Existing Credit Agreement in its entirety by entering into that certain Second Amended and Restated Credit Agreement dated as of even date herewith (as may be amended, restated, amended and restated, supplemented, extended, renewed, refinanced, waived or otherwise modified or replaced from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto from time to time, RBS, as Administrative Agent, Collateral Agent, the Swingline Lender and an Issuing Bank, and the other Persons from time to time party thereto;

WHEREAS, the obligations of the Lenders, the Swingline Lender and the Issuing Banks to extend credit to the Borrower pursuant to the Credit Agreement are conditioned upon, among other things, the execution and delivery of this Agreement;

WHEREAS, the Borrower and certain of its Subsidiaries have entered, or may from time to time enter, into certain Secured Swap Agreements and Secured Cash Management Agreements to the extent permitted pursuant to the Credit Agreement;

WHEREAS, it is in the best interests of the Parent to execute this Agreement inasmuch as the Parent will derive substantial direct and indirect benefits from the Loans made from time to time to the Borrower and the Letters of Credit issued on behalf of the Borrower (and certain of its Subsidiaries) pursuant to the Credit Agreement and each other Loan Document and from the agreements and other accommodations made pursuant to any Secured Swap Agreement and Secured Cash Management Agreement;

WHEREAS, each Subsidiary Guarantor is a Subsidiary of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and from the Secured Swap Agreements and the Secured Cash Management Agreements, and has determined that it is in its best interest to execute and deliver this Agreement in order to induce the Lenders, the Swingline Lender and the Issuing Banks to extend such credit, the Secured Swap Agreement Counterparties to enter into the Secured Swap Agreements and the Cash Management Banks to enter into the Secured Cash Management Agreements; and

WHEREAS, the parties hereto desire to enter into this Agreement in order to amend and restate the Existing Guarantee and Collateral Agreement in its entirety on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.
DEFINITIONS

Section 1.01          Credit Agreement.  (a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement.  All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein (and if defined in more than one article of the New York UCC, shall have the meaning given in Article 8 or 9 thereof).

(b)           The rules of construction specified in Section 1.02 of the Credit Agreement are incorporated herein mutatis mutandis.

Section 1.02          Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the introductory paragraph hereto.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Borrower” has the meaning assigned to such term in the introductory paragraph hereto.

“Claiming Obligor” has the meaning assigned to such term in Section 6.02.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph hereto.

“Contributing Obligor” has the meaning assigned to such term in Section 6.02.

“Copyrights” means all of the following: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country or group of countries, whether as author, assignee, transferee or otherwise including but not limited to copyrights in software and all rights in and to databases, all designs (including but not limited to industrial designs, Protected Designs within the meaning of 17 U.S.C. 1301 et seq. and European Community designs), and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, (b) all registrations and applications for registration of any such copyright in the United States or any other country or group of countries, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office listed on Schedule II and (c) the right to sue or otherwise recover for any past, present and future infringement or other violation of any of the foregoing.

“Credit Agreement” has the meaning assigned to such term in the recitals hereto.

“Distributions” means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, noncash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Stock or other shares of capital stock, member interest or other ownership interests or security entitlements constituting Pledged Collateral, but shall not include Dividends.

“Dividends” means cash dividends and cash distributions with respect to any Pledged Stock made in the ordinary course of business and not as a liquidating dividend.

“Existing Credit Agreement” has the meaning assigned to such term in the recitals hereto.

“Existing Guarantee and Collateral Agreement” has the meaning assigned to such term in the recitals hereto.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“Foreign Jurisdiction” means any jurisdiction other than the United States of America.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“General Intangibles” means all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements, Cash Management Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises and tax refund claims.

“Grantor” means the Borrower and each Person listed on the signature pages hereof as a “Grantor”, together with each other Subsidiary of the Borrower, or other Person, that from time to time becomes a party to this Agreement in the capacity of a “Grantor” pursuant to Section 7.15 hereof. For the avoidance of doubt, as of the Restatement Date, the Grantors are the Borrower, DFW Midstream Services LLC, a Delaware limited liability company, Grand River Gathering, LLC, a Delaware limited liability company, Mountaineer Midstream Company, LLC, a Delaware limited liability company, Bison Midstream, LLC, a Delaware limited liability company, and Summit Midstream Finance Corp., a Delaware corporation.

“Guarantors” means, with respect to all Secured Obligations, the Parent and each Subsidiary Guarantor and, with respect to any Secured Obligations in respect of Secured Swap Agreements and Secured Cash Management Agreements, the Borrower, the Parent and each Subsidiary Guarantor.

“Indemnifying Obligor” has the meaning assigned to such term in Section 6.01.

“Intellectual Property” means all Patents, Copyrights, Trademarks, IP Agreements, Trade Secrets, domain names, and all inventions, designs, confidential or proprietary technical and business information, know-how, show-how and other proprietary data or information and all related documentation.

“Intercompany Note” means a promissory note substantially in the form of Exhibit II.

“Investment Property Collateral” has the meaning assigned to such term in Section 5.04.

“IP Agreements” means all agreements granting to or receiving from a third party any rights to Intellectual Property to which any Grantor, now or hereafter, is a party.

“Maximum Guarantee Amount” has the meaning assigned to such term in Section 2.08.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligor” means each Grantor, Guarantor and Pledgor hereunder.  For the avoidance of doubt, as of the Restatement Date, the Obligors are the Parent, the Borrower, DFW Midstream Services LLC, a Delaware limited liability company, Grand River Gathering, LLC, a Delaware limited liability company, Mountaineer Midstream Company, LLC, a Delaware limited liability company, Bison Midstream, LLC, a Delaware limited liability company, and Summit Midstream Finance Corp., a Delaware corporation.

“Parent” has the meaning assigned to such term in the introductory paragraph hereto.

“Patents” means all of the following: (a) all letters patent of the United States or the equivalent thereof in any other country or group of countries, and all applications for letters patent of the United States or the equivalent thereof in any other country or group of countries, including those listed on Schedule II, (b) all reissues, continuations, divisions, continuations-in-part or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein and (c) the right to sue or otherwise recover for any past, present and future infringement or other violation of any of the foregoing.

“Perfection Certificate” means a certificate substantially in the form of Annex A to the Credit Agreement or any other form approved by the Collateral Agent, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of each Obligor.

“Pledged Certificated Securities” means security certificates or instruments now or hereafter included in the Pledged Collateral.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Interests Issuer” means each Person identified in Schedule I hereto as the issuer of Pledged Stock and each other Person that is the issuer of any Pledged Stock after the date hereof.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Pledgor” means each Person listed on the signature pages hereof as a “Pledgor”, together with each other Subsidiary of the Borrower, or other Person, that from time to time becomes a party to this Agreement in the capacity of a “Pledgor” pursuant to Section 7.15 hereof. For the avoidance of doubt, as of the Restatement Date, the Pledgors are the Parent, the Borrower, DFW Midstream Services LLC, a Delaware limited liability company, Grand River Gathering, LLC, a Delaware limited liability company, Mountaineer Midstream Company, LLC, a Delaware limited liability company, Bison Midstream, LLC, a Delaware limited liability company, and Summit Midstream Finance Corp., a Delaware corporation.

“Qualified ECP Obligor” means in respect of any Swap Obligation, each Obligor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“RBS” has the meaning assigned to such term in the introductory paragraph hereto.

“Secured Obligations” means (i) all Obligations and (ii) all indemnification obligations specified in Section 7.05 hereof.

“Security Interest” has the meaning assigned to such term in Section 4.01.

“Subsidiary Guarantor” means each Person listed on the signature pages hereof as a “Subsidiary Guarantor”, together with each other Subsidiary of the Borrower, or other Person, that from time to time becomes a party to this Agreement in the capacity of a “Subsidiary Guarantor” pursuant to Section 7.15 hereof. For the avoidance of doubt, as of the Restatement Date, the Subsidiary Guarantors are DFW Midstream Services LLC, a Delaware limited liability company, Grand River Gathering, LLC, a Delaware limited liability company, Mountaineer Midstream Company, LLC, a Delaware limited liability company, Bison Midstream, LLC, a Delaware limited liability company, and Summit Midstream Finance Corp., a Delaware corporation.

“Threshold Amount” means U.S. $5.0 million.

“Trademarks” means all of the following: (a) all domestic and foreign trademarks, trade names, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, service marks, other source or business identifiers, designs and General Intangibles of like nature, now owned or hereafter adopted or acquired, all registrations thereof, if any, including all registration and recording applications filed in connection therewith in the United States Patent and Trademark Office listed on Schedule II and all renewals thereof, including those listed on Schedule II (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), (b) all goodwill associated therewith or symbolized thereby and (c) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill.

“Trade Secrets” means common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of any Grantor, whether or not any of the foregoing has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to the foregoing, all licenses related to the foregoing, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any of the foregoing and for the breach or enforcement of any license related to the foregoing.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the applicable jurisdiction.

ARTICLE 2.
GUARANTEE

Section 2.01                             Guarantee.  Each Guarantor hereby absolutely, irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the full and punctual payment and performance of the Secured Obligations.  For absolute clarity and not to, in any way, limit or contradict the definition of “Secured Obligation”, each Guarantor further agrees that the Secured Obligations may be extended, modified, substituted, amended or renewed, in whole or in part, without notice to or further assent from such Guarantor (except in cases where such Guarantor is a party to the agreement giving rise to the Secured Obligation being extended, modified, substituted, amended or renewed and such notice or assent is required by such agreement), and that it will remain bound upon its guarantee hereunder notwithstanding any extension, modification, substitution, amendment or renewal of any Secured Obligation.  Each Guarantor unconditionally and irrevocably waives notice of nonperformance, acceleration, presentment to, demand of payment from and protest to the Borrower or any other Obligor of any of the Secured Obligations, and also waives notice of acceptance of or reliance on its guarantee and notice of protest for nonpayment.

Section 2.02                             Guarantee of Payment.  Each Guarantor hereby further agrees that its guarantee hereunder constitutes a guarantee of payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any other Obligor, to any security held for the payment of the Secured Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other Person.  Each Guarantor agrees all payments will be made strictly in accordance with the terms of the Credit Agreement, the other Loan Documents, the Secured Swap Agreements and the Secured Cash Management Agreements, as applicable.

Section 2.03                             No Limitations, etc.  (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided for in Section 7.14, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Secured Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by:

(i)                                     the failure of the Administrative Agent, the Collateral Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document, any Secured Swap Agreement, any Secured Cash Management Agreement or otherwise against the Borrower, any other Obligor or any other guarantor or surety;

(ii)                                  the creation of any Secured Obligation and any rescission, waiver, amendment, restatement, supplement or modification of, or any release from any of the terms or provisions of, any Loan Document, any Secured Swap Agreement, any Secured Cash Management Agreement or any other agreement, including with respect to (x) any of the foregoing that extends the maturity of, or increases the amount of, any Secured Obligations and (y) any other Guarantor under this Agreement;

(iii)                               the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any Collateral or any other collateral securing the Secured Obligations;

(iv)                              any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations;

(v)                                 any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Secured Obligations);

(vi)                              any illegality, lack of validity or enforceability of any Secured Obligation;

(vii)                           any change in the corporate existence, structure or ownership of the Borrower or any other Obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other Obligor or the Property of any Obligor or any resulting release or discharge of any Secured Obligation;

(viii)                        any assignment or other transfer, in whole or in part, of any Secured Party’s interests in and rights under this Agreement, any other Loan Document, any Secured Swap Agreement or any Secured Cash Management Agreement, including any such Secured Party’s right to receive payment of the Secured Obligations, or any assignment or other transfer, in whole or in part, of any Secured Party’s interests in and to any of the Collateral;

(ix)                              the existence of any claim, set-off or other rights that such Guarantor may have at any time against the Borrower or any other Obligor, the Collateral Agent, or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim; or

(x)                                 any other circumstance (including without limitation, the expiration of any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent or any other Person that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower, such Guarantor, any other Obligor or any other guarantor or surety.

Each Guarantor expressly authorizes the Collateral Agent to take and hold security, for the benefit of the Secured Parties, for the payment and performance of the Secured Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof, subject to the terms hereof, in its sole discretion and to release or substitute any one or more other guarantors or obligors upon or in respect of the Secured Obligations, all without affecting the obligations of any Guarantor hereunder.  Each Guarantor acknowledges that its guarantee is continuing in nature and applies to all Secured Obligations, whether existing now or in the future.  Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents, the Secured Swap Agreements and the Secured Cash Management Agreements, and that the waivers set forth in this Article 2 are knowingly made in contemplation of such benefits.

(b)                                 To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Obligor or the unenforceability of the Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Obligor, other than the indefeasible payment in full in cash of all the Secured Obligations.  The Collateral Agent, on behalf of the other Secured Parties, may, at its election, foreclose on any security held by one or more of the Secured Parties by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Secured Obligations, make any other accommodation with the Borrower or any other Obligor or exercise any other right or remedy available to them against the Borrower or any other Obligor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Secured Obligations have been fully and indefeasibly paid in full in cash.  To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Obligor, as the case may be, or any security.

Section 2.04                             Reinstatement.  Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Obligor or otherwise.

Section 2.05                             Agreement to Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Obligor to pay any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Secured Obligation.  Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Obligor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article 6 hereof.

Section 2.06                             Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower and each other Obligor, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties have had, have now, or will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 2.07                             Reliance; Demands.  The Secured Obligations, and each of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article 2.  All dealings between the Borrower and any of the other Obligors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article 2.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Obligor or any other Person or against any collateral or other Guarantee for the Secured Obligations or any right of offset with respect thereto; and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower or any other Obligor or any other Person or to realize upon any such collateral or other Guarantee or to exercise any such right of offset, or any release of the Borrower or any other Obligor or any other Person or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 2.08                             Maximum Liability.  Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor in its capacity as such hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 6.02) without rendering such a guaranty voidable under applicable law (such maximum liability with respect to any Guarantor determined hereunder being such Guarantor’s “Maximum Guaranty Amount”).  Without in any way limiting the generality of the foregoing, the determination of a Maximum Guaranty Amount with respect to any one or more Guarantors shall not in any manner reduce or otherwise affect obligations (including the Obligations and the Secured Obligations) of any other Obligor under the provisions of this Agreement or any other Loan Document.

Section 2.09                             Payments Free and Clear of Taxes, etc.  Any and all payments made by any Guarantor under or in respect of this Agreement or any other Loan Document shall be made in accordance with Section 2.17 of the Credit Agreement.

Section 2.10                             Keepwell. Each Qualified ECP Obligor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honor all of such other Obligor’s obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Obligor shall only be liable under this Section 2.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.10, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the full and final payment of the Obligations (other than contingent Obligations for which no claim has been made), termination of the Commitments, and termination or expiration of all Letters of Credit (unless such Letters of Credit are fully cash collateralized or otherwise addressed pursuant to another arrangement satisfactory to each applicable Issuing Bank). Each Qualified ECP Obligor intends that this Section 2.10 constitute, and this Section 2.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE 3.
PLEDGE AGREEMENT

Section 3.01                             Pledge.  As security for the indefeasible payment or performance, as the case may be, in full of the Secured Obligations, each Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a continuing security interest in all of such Pledgor’s right, title and interest in, to and under and whether direct or indirect, whether legal, beneficial, or economic, whether fixed or contingent and whether now or hereafter existing or arising (a)(i) all Equity Interests owned by it and issued by the Borrower, a Subsidiary Loan Party or an Included Entity as of the Restatement Date; (ii) any other Equity Interests owned in the future by such Pledgor and issued by the Borrower, a Subsidiary Loan Party or an Included Entity; (iii) any certificates or other instruments representing all such Equity Interests, if any; (iv) all rights in, to and under each limited liability operating agreement, limited liability company agreement, bylaws and each other organizational document of each Pledged Interests Issuer; and (v) to the extent any Pledged Interest Issuer is a limited liability company or a limited partnership, as a member or partner, as applicable, of such Pledged Interest Issuer (collectively, each subpart of clause (a), the “Pledged Stock”); provided that Pledged Stock shall include the interests listed on Schedule I; (b) subject to Section 3.07, all payments of principal or interest, Dividends, Distributions, cash, instruments and other Property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the Pledged Stock; (c) all rights and privileges of any nature (including, without limitation, the right to vote, take actions or consent to actions in accordance with any limited liability operating agreement, limited liability company agreement , bylaws or other organizational document of a Pledged Interests Issuer, and to participate in the operation of any Pledged Interests Issuer) of such Pledgor with respect to the Pledged Stock; (d) all General Intangibles relating to or arising out of any of the foregoing; and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.  The security interest granted in the Pledged Collateral is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Pledged Collateral.  Notwithstanding anything to the contrary in this Agreement, (a) this Section 3.01 shall not constitute a grant of a security interest (but without limitation of the grant of security interest in the Article 9 Collateral pursuant to Section 4.01) in, and “Pledged Collateral” shall not include, any Excluded Assets, (b) this Section 3.01 shall not constitute a grant of a security interest (but without limitation of the grant of security interest in the Article 9 Collateral pursuant to Section 4.01) in any asset or property to the extent such grant of a security interest in such asset or property shall contravene Section 9.21 of the Credit Agreement and (c) other than as required pursuant to Section 3.02(d) hereof, no Grantor shall be required to take any action with respect to the perfection of security interests in security accounts (including entering into control agreements).  For the avoidance of doubt, at all times,

(i) all Equity Interests issued by the Borrower and each Subsidiary Guarantor shall be subject to a pledge pursuant to this Agreement and (ii) all Equity Interests issued by an Included Entity and held by a Pledgor shall be subject to a pledge pursuant to this Agreement.

Section 3.02                             Delivery of the Pledged Collateral.  (a)  Each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, any and all Pledged Certificated Securities evidencing Pledged Stock.

(b)                                 (i) Upon delivery to the Collateral Agent, any Pledged Certificated Securities required to be delivered pursuant to the foregoing paragraph (a) of this Section 3.02 shall be accompanied by stock powers, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) upon execution of this Agreement, all other property comprising part of the Pledged Collateral shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents (including issuer acknowledgments in respect of uncertificated securities) as the Collateral Agent may reasonably request.  Each delivery of Pledged Certificated Securities shall be accompanied by a schedule describing the securities, and with respect to such Pledged Collateral existing on the Restatement Date, such schedule is attached hereto as Schedule I and made a part hereof; provided that failure to include any such schedule shall not affect the validity of such pledge of such Pledged Certificated Securities.  Each schedule describing the securities delivered in connection with a delivery of Pledged Certificated Securities shall supplement any prior schedules so delivered.

(c)                                  With respect to any Pledged Stock that is an “uncertificated security” (as defined in the New York UCC), each Pledgor agrees that within thirty days after (x) any Pledgor becoming a party hereto pursuant to Section 7.15; (y) any Pledgor first acquiring Pledged Stock that is an “uncertificated security” or (z) the date that any Pledged Stock already pledged hereunder becomes an “uncertificated security” (as defined in the New York UCC), to cause the Collateral Agent, for the ratable benefit of the Secured Parties, to have “control” (within the meaning of Section 8-106(c)(2) of the New York UCC) over such uncertificated securities by causing the relevant Pledged Interests Issuer to enter into an agreement, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which such Pledged Interest Issuer agrees to comply with all instructions of the Collateral Agent relating to such uncertificated securities without further consent of the Pledgor.  Each delivery of a control agreement with respect to uncertificated securities shall be accompanied by a schedule describing the securities, and, with respect to such Pledged Collateral existing on the Restatement Date, such schedule is attached hereto as Schedule I and made a part hereof; provided that failure to include any such schedule shall not affect the validity of such pledge of such uncertificated securities.  Each schedule describing such uncertificated securities that will constitute Pledged Collateral shall supplement any prior schedules so delivered.

(d)                                 Notwithstanding paragraphs (a) and (c) above, with respect to any Pledged Stock in which the Pledgor holds its interest in the form of a security entitlement, each Pledgor agrees that within thirty days after (x) any Pledgor becoming a party hereto pursuant to Section 7.15, (y) any Pledgor first acquiring Pledged Stock held in the form of a security entitlement or (z) the date that any Pledged Stock becomes held by a Pledgor in the form of a security entitlement, to cause the Collateral Agent, for the ratable benefit of the Secured Parties, to have “control” (within the meaning of Section 8-106(d)(2) of the New York UCC) over such security entitlement by causing the applicable securities intermediary to enter into an agreement, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which the securities intermediary agrees to comply with all entitlement orders of the Collateral Agent relating to such security entitlement without further consent of the Pledgor.  Each delivery of a control agreement with respect to security entitlements shall be accompanied by a schedule describing the securities underlying such security entitlements, and, with respect to such Pledged Collateral existing on the Restatement Date, such schedule is attached hereto as Schedule I and made a part hereof; provided that failure to attach any such schedule shall not affect the validity of such pledge of such uncertificated securities.  Each schedule describing such uncertificated securities that will constitute Pledged Collateral shall supplement any prior schedules so delivered.

(e)                                  Notwithstanding anything herein to the contrary, the Collateral Agent shall not issue instructions or entitlement orders (in each case as such term is used in the New York UCC) to a bank, securities intermediary or Pledged Interests Issuer or other party to any control agreement (including any securities account control agreement or agreement of a Pledged Interests Issuer of the type contemplated by Sections 3.02(b), (c) and (d)) entered into pursuant to the terms of the Loan Documents, unless an Event of Default has occurred and is continuing.

Section 3.03                             Representations, Warranties and Covenants.  The Pledgors, jointly and severally, represent, warrant and covenant to and with the Collateral Agent, for the ratable benefit of the Secured Parties, that:

(a)                                 Schedule I correctly and completely sets forth the name and jurisdiction of each Pledged Interests Issuer, and the ownership interest (including percentage owned and number of shares or units) of each Pledgor in, the Pledged Stock;

(b)                                 each Pledgor has good and valid title to and is the legal and beneficial owner of the Pledged Collateral and has full power and authority to grant to the Collateral Agent the Lien in such Pledged Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained;

(c)                                  the Pledged Stock has been duly and validly authorized and issued by Pledged Interests Issuers and is fully paid and nonassessable;

(d)                                 except for the security interests granted hereunder, each Pledgor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Collateral indicated on Schedule I as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Liens described by clauses (b), (d), (e), (o), (v), (cc) and (gg) of Section 6.02 of the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens described by clauses (b), (d), (e), (o), (v), (cc) and (gg) of Section 6.02 of the Credit Agreement and (iv) subject to the rights of such Pledgor under the Loan Documents to dispose of Pledged Collateral, will, at its own expense, take any and all actions necessary to defend title to the Pledged Collateral against all Persons and to defend the security interest of the Collateral Agent, for the ratable benefit of the Secured Parties, in the Pledged Collateral against any Lien and the priority thereof against any Lien (other than Liens described by clauses (b), (d), (e), (o), (v), (cc) and (gg) of Section 6.02 of the Credit Agreement);

(e)                                  except for restrictions and limitations imposed by the Loan Documents, listed on Schedule 3.07(e) of the Credit Agreement or otherwise permitted to exist pursuant to the terms of the Credit Agreement, and to the extent applicable, laws of any applicable Foreign Jurisdiction with respect to Pledged Collateral pledged after the Restatement Date and securities laws generally, (i) the Pledged Collateral is and will continue to be freely transferable and assignable and (ii) none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(f)                                   each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(g)                                  except, to the extent applicable, for consents or approvals required by the laws of any applicable Foreign Jurisdiction, no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary for the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(h)                                 by virtue of the execution and delivery by the Pledgors of this Agreement, when any Pledged Certificated Securities are delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, in accordance with this Agreement, and, with respect to any other Pledged Collateral, upon the earlier of (i) the filing of one or more UCC financing statements with the Secretary of State (or equivalent office) of the jurisdiction of incorporation, organization or formation of each Pledgor or (ii) the taking of the actions to provide the Collateral Agent with control as contemplated by Sections 3.02(b), 3.02(c) and 3.02(d), the Collateral Agent will obtain, for the ratable benefit of the Secured Parties, a legal, valid and perfected first priority lien upon and security interest in such Pledged Certificated Securities and such other Pledged Collateral as security for the payment and performance of the Secured Obligations under the New York UCC, subject to Liens described by clauses (b), (d), (e), (o), (v), (cc) and (gg) of Section 6.02 of the Credit Agreement;

(i)                                     the pledge effected hereby is effective to vest in the Collateral Agent, for the ratable benefit of the Secured Parties, the rights of the Pledgors in the Pledged Collateral as set forth herein, subject, to the extent applicable, to consents or approvals required by laws of any applicable Foreign Jurisdiction with respect to Pledged Collateral pledged after the Restatement Date;

(j)                                    as of the date hereof, each interest in any limited liability company (other than Grand River Gathering, LLC, a Delaware limited liability company) or limited partnership that is Pledged Collateral (i) is not dealt in or traded on securities exchanges or in securities markets,

(ii) is not an “investment company security” (as defined in Section 8-103(b) of the New York UCC) and (iii) does not provide, in the related limited liability company, partnership or operating agreement, certificates, if any, representing such Pledged Collateral or otherwise, that it is a security governed by Article 8 of the Uniform Commercial Code of any jurisdiction; and

(k)                                 each Pledgor agrees that at any time, and from time to time, at the expense of the Borrower, such Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral; and each Pledgor agrees that, upon the acquisition (or on any date that a Person directly owned by such Pledgor meets the description of a Subsidiary Loan Party or an Included Entity) after the date hereof by such Pledgor of any Pledged Collateral, with respect to which the security interest granted hereunder is not perfected automatically upon such acquisition, to take such actions with respect to such Pledged Collateral or any part thereof as required by the Loan Documents.

Section 3.04                             Certain Representations and Warranties by the Parent.  The Parent, in its capacity as a Pledgor and a Guarantor hereunder, represents and warrants on behalf of and in respect of itself to the Collateral Agent and each Secured Party that:

(a)                                 Organization; Powers.  The Parent (i) is duly organized, and validly existing in the jurisdiction of its incorporation, organization or formation, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (iii) is in good standing (to the extent that such concept is applicable in the relevant jurisdiction) and qualified to do business in each jurisdiction (including its jurisdiction of incorporation, organization or formation) where such qualification is required, except where the failure, individually or in the aggregate, to so qualify or to be in good standing could not reasonably be expected to have a material adverse effect on the Parent’s pledge of Pledged Collateral in support of the Secured Obligations and (iv) has the power and authority to execute, deliver and perform its obligations under this Agreement and each other agreement or instrument contemplated hereby to which it is or will be a party.

(b)                                 Authorization.  The execution, delivery and performance by the Parent of this Agreement (i) has been duly authorized by all necessary limited partnership action required to be obtained by the Parent and (ii) will not (A) violate (1) any provision of law, statute, rule or regulation, or of the certificate of partnership or other constitutive documents or limited partnership agreement of the Parent, (2) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (3) any provision of any indenture, lease, agreement or other instrument to which the Parent is a party or by which it or its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, lease, agreement or other instrument, where any such conflict, violation, breach or default referred to in subclause (A)(3) and (B) of this clause (ii), could reasonably be expected have a material adverse effect on the Parent’s pledge of Pledged Collateral in support of the Secured Obligations, or (iii) will not result in the creation or imposition of any Lien upon or with respect to any Property now owned or hereafter acquired by the Parent, other than pursuant to this Agreement.

(c)                                  Enforceability.  This Agreement has been duly executed and delivered by the Parent and constitutes, and each other Loan Document when executed and delivered by the Parent will constitute, a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

(d)                                 Governmental Approvals.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the entry into this Agreement by the Parent except for (i) the filing of UCC financing statements, (ii) such consents, authorizations, filings or other actions that have been made or obtained and are in full force and effect, and (iii) such actions, consents, approvals, registrations or filings, the failure to be obtained or made which could not reasonably be expected to have a material adverse effect on such the Parent’s pledge of the Pledged Collateral in support of the Secured Obligations.

(e)                                  Limitations on Parent.  The Parent shall not acquire, lease, manage, own or operate any Gathering System or Gathering Agreement, and will not acquire or own any Equity Interests other than Equity Interests of the Borrower and of any other Person engaged in those lines of businesses permitted to be engaged in by the Borrower under Section 6.08 of the Credit Agreement.

Section 3.05                             Status as “Securities” of Limited Liability Company and Limited Partnership Interests under Article 8.  The Parent and each other Obligor hereby covenants and agrees that, without the prior express written consent of the Collateral Agent, it will not agree to any election to treat any of its limited partnership interests or limited liability company interests (other than interests in the Parent) or any limited partnership interests or limited liability company interest of any Pledged Interests Issuer as securities governed by Article 8 of the Uniform Commercial Code of any jurisdiction unless it promptly notifies the Collateral Agent of such election and takes such action required to establish the Collateral Agent’s “control” (within the meaning of Section 8-106 of the New York UCC) over such Pledged Collateral as required pursuant to Section 3.02 (it being understood by the parties hereto that, as of the date hereof, the requirements set forth in this Section 3.05 have been satisfied with respect to the limited liability company interests in Grand River Gathering, LLC, a Delaware limited liability company).

Section 3.06                             Registration in Nominee Name; Denominations.  The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Certificated Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent or, if an Event of Default shall have occurred and be continuing, in its own name or in the name of its nominee.  Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Certificated Securities registered in the name of such Pledgor.  If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to exchange the certificates representing Pledged Certificated Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement and the other Loan Documents.  Each Pledgor shall use its commercially reasonable efforts to cause any Person that is not a party to this Agreement to comply with a request by the Collateral Agent, pursuant to this Section 3.06, to exchange certificates representing Pledged Certificated Securities of such Person for certificates of smaller or larger denominations.

Section 3.07                             Voting Rights; Dividends and Interest, etc.  (a) Unless and until an Event of Default shall have occurred and be continuing:

(i)                                     Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral, the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii)                                  The Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to Section 3.07(a)(i).

(iii)                               Each Pledgor shall be entitled to receive and retain any and all Dividends, interest, principal and other Distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such Dividends, interest, principal and other Distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash Dividends, interest, principal or other Distributions that would constitute Pledged Certificated Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Certificated Securities or received in exchange for Pledged Certificated Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent).

(b)                                 Automatically (without any request or notice being delivered by the Collateral Agent) upon the occurrence and during the continuance of a Default or an Event of Default pursuant to Sections 7.01(b), (c), (f), (h) or (i) of the Credit Agreement, and upon the occurrence and during the continuance of any other Event of Default, after written notice by the Collateral Agent to the Borrower, all rights of any Pledgor to Dividends, interest, principal or other Distributions that such Pledgor is authorized to receive pursuant to Section 3.07(a)(iii) shall cease, and all such rights shall thereupon become vested, for the ratable benefit of the Secured Parties, in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such Dividends, interest, principal or other Distributions.  Automatically (without any request or notice being delivered by the Collateral Agent) upon the occurrence and during the continuance of a Default or an Event of Default pursuant to Sections 7.01(b), (c), (f), (h) or (i) of the Credit Agreement, and upon the occurrence and during the continuance of any other Event of Default, after written notice by the Collateral Agent to the Borrower, all Dividends, interest, principal or other Distributions received by any Pledgor contrary to the provisions of this Section 3.07 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent); provided, that (i) the failure of the Collateral Agent to give the notice referred to in this sentence shall have no effect on the rights of the Collateral Agent hereunder, and (ii) the Collateral Agent shall not be required to deliver any such notice if such delivery would be prohibited by applicable law.  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this Section 3.07(b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02.  After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of Section 3.07(a)(iii) and that remain in such account.

(c)                                  Upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent to the relevant Pledgors of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers and all other incidental rights of ownership with respect to any Pledged Stock or other Property constituting Pledged Collateral it is entitled to exercise pursuant to Section 3.07(a)(i), and the obligations of the Collateral Agent under Section 3.07(a)(ii), shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the ratable benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right, but not the obligation, from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights.  After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, each Grantor shall have the right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of Section 3.07(a)(i).

EACH PLEDGOR HEREBY GRANTS THE COLLATERAL AGENT AN IRREVOCABLE PROXY, EXERCISABLE UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, TO VOTE THE PLEDGED STOCK AND SUCH OTHER PLEDGED COLLATERAL, WITH SUCH PROXY TO REMAIN VALID, SO LONG AS SUCH EVENT OF DEFAULT IS CONTINUING AND HAS NOT BEEN CURED OR WAIVED, UNTIL THE INDEFEASIBLE PAYMENT IN FULL IN CASH OF ALL SECURED OBLIGATIONS, THE TERMINATION OR EXPIRATION OF ALL COMMITMENTS AND THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT (UNLESS SUCH LETTERS OF CREDIT ARE FULLY CASH COLLATERALIZED OR OTHERWISE ADDRESSED PURSUANT TO ANOTHER ARRANGEMENT SATISFACTORY TO EACH APPLICABLE ISSUING BANK).

Each Pledgor agrees promptly to deliver to the Collateral Agent such additional proxies and other documents as the Collateral Agent may reasonably request to exercise the voting power and other incidental rights of ownership described above.

Section 3.08                             Authorization to File UCC Financing Statements.  Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements, continuation statements, amendments, other filings and recordings, with respect to the Pledged Collateral or any part thereof and amendments thereto that contain information required, useful, convenient or appropriate to perfect the security interest granted pursuant to this Agreement, describing the Pledged Collateral as described in this Agreement or as the Collateral Agent may otherwise determine in its sole discretion, is necessary, advisable or prudent to ensure the perfection of such security interests, including, with respect to the Borrower or any Subsidiary Guarantor, describing the Pledged Collateral as “all assets” or “all property” or words of similar import.  To the extent any Pledgor is also a Grantor, the Collateral Agent may, in its sole discretion, file initial financing statements, continuation statements, amendments or other filings and recordings that cover either (i) all Collateral pledged by such Grantor/Pledgor or (ii) the Pledged Collateral separately from the Article 9 Collateral pledged by such Grantor/Pledgor (such that two or more filings, including initial financing statements, would be filed), and, with respect to both clauses (i) and (ii), each of such filings may describe the Collateral described in such filing as “all assets” or “all property” or words of similar import and each of such filings may be made pursuant to either or both of this Section 3.08 and Section 4.01(b).

ARTICLE 4.
SECURITY AGREEMENT

Section 4.01                             Security Interest.  (a) As security for the indefeasible payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby pledges, hypothecates, assigns, charges, mortgages, delivers and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a continuing security interest (the “Security Interest”) in all right, title and interest in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)            all Accounts;

(ii)           all As-Extracted Collateral;

(iii)          all Chattel Paper;

(iv)          all cash, Money and Deposit Accounts;

(v)           all Documents;

(vi)          all Equipment;

(vii)         all Fixtures, including, but not limited to, the Pipeline Systems now owned or hereafter acquired or constructed by any Grantor;

(viii)        all General Intangibles;

(ix)          all Instruments;

(x)           all Intellectual Property;

(xi)          all Inventory;

(xii)         all Investment Property;

(xiii)        all Letters of Credit and Letter-of-Credit Rights;

(xiv)        all Software;

(xv)         all Commercial Tort Claims with respect to the matters described on Schedule III as such Schedule may be supplemented from time to time;

(xvi)        all other Goods not otherwise described above (except for any property specifically excluded from any clause of this section, and any property specifically excluded from any defined term used in any clause of this section);

(xvii)       all books, correspondence, credit files, invoices, tapes, cords, computer runs, writings and records and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, or pertaining to any of the Property described in this Section 4.01(a); and

(xviii)      to the extent not otherwise included, all Proceeds, Supporting Obligations and Products of any and all of the foregoing and all collateral given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, (a) this Section 4.01 shall not constitute a grant of a security interest (but without limitation of the grant of security interest in the Pledged Collateral pursuant to Section 3.01) in, and the term “Article 9 Collateral” shall not include, any Excluded Assets or any Property to the extent such grant of a security interest in such Property shall violate

Section 9.21 of the Credit Agreement, but only for so long as such remains Excluded Assets or Property the grant of a security interest in which violates Section 9.21 of the Credit Agreement (and at the end of such time a security interest shall be deemed to be granted therein), and (b) no Pledgor shall be required to take any action with respect to the perfection of security interests in motor vehicles, cash or assets in Deposit Accounts (and no Grantor shall be required to enter into any control agreements with respect to cash or assets in Deposit Accounts, except as otherwise provided in Section 2.05(j) of the Credit Agreement).

(b)           Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including Fixture filings and transmitting utility filings with respect to Fixtures situated on real property (regardless of whether such real property is owned by a Loan Party or is owned by a Person other than a Loan Party)), continuation statements, amendments, other filings and recordings, with respect to the Article 9 Collateral and any other collateral pledged hereunder or any part thereof and amendments thereto that contain the information required, useful, convenient or appropriate for the filing of any financing statement, continuation or amendment, or such other information as may be required, useful, convenient or appropriate under applicable law including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) in the case of Fixtures, if required, a sufficient description of the real property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral or other Collateral granted under this Agreement, including describing such property as “all assets” or “all property” or words of similar import.  Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.  To the extent any Grantor is also a Pledgor, the Collateral Agent may, in its sole discretion, file initial financing statements, continuation statements, amendments or other filings and recording that cover either (i) all Collateral pledged by such Grantor/Pledgor or (ii) the Pledged Collateral separately from the Article 9 Collateral pledged by such Grantor/Pledgor (such that two or more filings, including initial financing statements, would be filed), and, with respect to both clauses (i) and (ii), each of such filings may describe the Collateral described in such filing as “all assets” or “all property” or words of similar import and each of such filings may be made pursuant to either or both of this paragraph and Section 3.08.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents executed by any Grantor as may be necessary or advisable (in the sole discretion of the Collateral Agent) for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(c)           Anything herein to the contrary notwithstanding, as between each Grantor and any Secured Party, (a) such Grantor shall remain liable under the contracts and agreements included in the Article 9 Collateral from time to time to which it is a party to the extent set forth therein; (b) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any contracts and agreements included in the Article 9 Collateral; and (c) neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any such contracts or agreements included in the Article 9 Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4.02          Representations and Warranties.  The Obligors (or the relevant subset of Obligors specified explicitly below) jointly and severally represent and warrant to the Collateral Agent and the Secured Parties, as of the Restatement Date, that:

(a)           Each Grantor is the legal and beneficial owner of, and has good and valid title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and is in full force and effect, except to the extent the failure to obtain such consent or approval could not reasonably be expected to have a Material Adverse Effect.

(b)           This Agreement has been duly executed and delivered by each Obligor (in its capacity as a Guarantor, Pledgor and/or Grantor, as applicable) and constitutes a legal, valid and binding obligation of such Obligor in such capacities enforceable against each such Obligor in such capacities in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

(c)           A Perfection Certificate has been duly prepared, completed and executed by each Obligor hereunder to the extent required by the Credit Agreement, and the information set forth therein, including the exact legal name of each Obligor, is correct and complete, in all material respects, as of the Restatement Date.  Uniform Commercial Code financing statements (including Fixture filings and transmitting utility filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Sections I and II of the Perfection Certificate (or specified by notice from the Borrower to the Collateral Agent after the Restatement Date in the case of filings, recordings or registrations required by Section 5.10 of the Credit Agreement), and constitute all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to publish notice of or perfect the Security Interest in Article 9 Collateral consisting of United States registrations and applications for Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments.

To the extent that a Grantor has Article 9 Collateral consisting of Intellectual Property set forth on Schedule II hereof (as such Schedule is updated from time to time), each such Grantor represents and warrants that a fully executed agreement substantially in the form of Exhibit III hereof (or a short form hereof which form shall be reasonably acceptable to the Collateral Agent) containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States registrations and applications for Patents, Trademarks and Copyrights has been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and reasonably requested by the Collateral Agent, to establish (in the case of registered Copyrights) a valid and perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, and to provide notice to third parties of the security interest created hereby (in the case of registered Patents and Trademarks) in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected or protected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect or protect the Security Interest with respect to any Article 9 Collateral consisting of registrations and applications for Patents, Trademarks and Copyrights acquired or developed after the date hereof).

(d)           The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations under the New York UCC, (ii) subject to the filings described in Section 4.02(c), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) to the extent that a Grantor has Article 9 Collateral consisting of Intellectual Property set forth on Schedule II hereof (as such Schedule is updated from time to time), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of a fully executed agreement substantially in the form of Exhibit III hereto with the United States Copyright Office.  The Security Interest shall be prior to any other Lien on any of the Article 9 Collateral other than, in the case of Article 9 Collateral other than Pledged Collateral, Liens permitted by Section 6.02 of the Credit Agreement and, in the case of Pledged Collateral, Liens described by clauses (b), (d), (e), (o), (v), (cc) and (gg) of Section 6.02 of the Credit Agreement.

(e)           The Article 9 Collateral is owned by the Grantors free and clear of any Lien, other than Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement, and the Article 9 Collateral consisting of Property of a type described in the definition of “Pledged Collateral” (which Property may be both Article 9 Collateral and Pledged Collateral under this Agreement) is owned by the Grantors free and clear of any Lien, other than Liens in favor of the Collateral Agent and Liens described by clauses (b), (d), (e), (o), (v), (cc) and (gg) of Section 6.02 of the

Credit Agreement.  None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code (including the New York UCC) in any applicable jurisdiction or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, as expressly permitted pursuant to Section 6.02 of the Credit Agreement.

(f)            None of the Grantors holds any Commercial Tort Claim individually in excess of the Threshold Amount except as indicated on Schedule III hereto, as such schedule may be updated or supplemented from time to time.  On or before the Restatement Date, possession of all originals of Instruments and Chattel Paper constituting Article 9 Collateral, in each case in a face amount in excess of the Threshold Amount, if any, has been transferred to the Collateral Agent to the extent required by this Article.

(g)           All Accounts constituting Article 9 Collateral have been originated by the Grantors and all Inventory constituting Article 9 Collateral has been acquired by the Grantors in the ordinary course of business.  All Equipment and Inventory constituting Article 9 Collateral are in the exclusive control of one or more Grantors (other than Equipment and Inventory in transit or in the possession of third parties in the ordinary course of business).

(h)           As to itself and its Intellectual Property constituting Article 9 Collateral, except to the extent the following could not reasonably be expected to have a Material Adverse Effect:

(i)            The operation of such Grantor’s business as currently conducted and the use of Intellectual Property by such Grantor in connection therewith do not infringe, misappropriate or otherwise violate the intellectual property rights of any third party.

(ii)           Such Grantor owns or has the right to use the Intellectual Property owned, held or used by it or claimed to be owned or held by it.

(iii)          The Intellectual Property set forth on Schedule II hereto includes all of the patents, patent applications, domain names, trademark registrations and applications and copyright registrations owned by such Grantor.

(iv)          The Intellectual Property constituting Article 9 Collateral has not been abandoned and has not been adjudged invalid or unenforceable in whole or part.

Section 4.03          Covenants.  (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in its legal name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number, (iv) the location of its chief executive office or the location where it maintains its records, or (v) in its jurisdiction of organization.  Each Grantor agrees promptly to provide the Collateral Agent with certified constitutional documents reflecting any of the changes described in the immediately preceding sentence.  Each Grantor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral, for the ratable benefit of the Secured Parties.

(b)           Subject to the rights of such Grantor under the Loan Documents to dispose of Collateral, each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral against all Persons (other than those holding Liens permitted by Section 6.02 of the Credit Agreement with respect to such Liens) and to defend the Security Interest of the Collateral Agent, for the ratable benefit of the Secured Parties, in the Article 9 Collateral against any Lien and the priority thereof against any Lien (other than Liens permitted by Section 6.02 of the Credit Agreement in the case of Article 9 Collateral that is not Pledged Collateral and other than Liens described by clauses (b), (d), (e), (o), (v), (cc) and (gg) of Section 6.02 of the Credit Agreement in the case of Pledged Collateral).

(c)           Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including Fixture filings and transmitting utility filing) or other documents in connection herewith or therewith.  If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of the Threshold Amount shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule II or adding additional schedules hereto to specifically identify any asset or item that may constitute a registration or application for any Copyrights, Patents or Trademarks; provided that any Grantor shall have the right, exercisable within thirty days after it has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Article 9 Collateral.  Each Grantor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within thirty days after the date it has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral.

(d)           [Reserved]

(e)           At its option, the Collateral Agent may discharge past due Taxes, Liens, or other encumbrances at any time levied or placed on any Article 9 Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement; and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, that such Grantor shall not be obligated to reimburse Collateral Agent with respect to any Article 9 Collateral consisting of Intellectual Property which any Grantor has failed to maintain or pursue, or otherwise has allowed to lapse, terminate or put in the public domain, in accordance with Section 4.05(h) and provided, further, that nothing in this Section 4.03(e) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party (i) to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, Liens or other encumbrances or (ii) to maintain any of the Article 9 Collateral as set forth herein.

(f)            Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to or constituting Article 9 Collateral and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance, except to the extent that such liability is determined by a final non-appealable judgment rendered by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of the Collateral Agent or such Secured Party.

(g)           None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as expressly permitted by the Credit Agreement.  None of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral and each Grantor shall remain at all times in control of the Article 9 Collateral owned by it (other than Equipment and Inventory in transit or in the possession of third parties in the ordinary course of business), except as permitted by the Credit Agreement.

(h)           None of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices or as otherwise permitted by the Credit Agreement.

(i)            Without limiting Section 7.06, each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful attorney-in-fact for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance covering the Article 9 Collateral, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required by the Credit Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable.  All sums disbursed by the Collateral Agent in connection with this Section 4.03(i), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

Section 4.04          Other Actions.  In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the ratable benefit of the Secured Parties, the Collateral Agent’s security interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a)           Instruments and Tangible Chattel Paper.  If any Grantor shall at any time hold or acquire any Instruments or Tangible Chattel Paper evidencing an amount in excess of the Threshold Amount, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b)           Cash Accounts.  No Grantor shall grant control of any deposit account to any Person other than the Collateral Agent and the bank with which the deposit account is maintained.

(c)           Investment Property.  Except to the extent otherwise provided in Article 3, if any Grantor shall at any time hold or acquire any certificated security, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify.  If any security now or hereafter acquired by any Grantor that is part of the Article 9 Collateral is uncertificated and is issued to such Grantor or its nominee directly by the issuer thereof, then such Grantor shall promptly notify the Collateral Agent in writing upon the occurrence of such issuance, and grant control over such uncertificated security as required by Article 3.

(d)           Letter of Credit Rights.  If any Grantor is at any time a beneficiary under letters of credit now or hereafter issued in favor of such Grantor, other than those that together collectively have a face amount of less than the Threshold Amount, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use commercially reasonable efforts to either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(e)           Commercial Tort Claims.  If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed the Threshold Amount, such Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and grant to the Collateral Agent in writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent. Schedule III hereto shall be automatically supplemented to reflect the information set forth in any such written notice.

Section 4.05          Covenants Regarding Patent, Trademark and Copyright Collateral.  Except to the extent not reasonably expected to have a Material Adverse Effect:

(a)           Each Grantor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the normal conduct of such Grantor’s business may become prematurely invalidated or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as reasonably necessary and sufficient to establish and preserve its rights under applicable patent laws.

(b)           Each Grantor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each material Trademark reasonably necessary to the normal conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark consistent with the quality of such products and services as of the date hereof, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

(c)           Each Grantor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a material Copyright reasonably necessary to the normal conduct of such Grantor’s business that it publishes, displays and distributes, use copyright notice as required under applicable copyright laws.

(d)           Each Grantor shall notify the Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to the normal conduct of such Grantor’s business may imminently become abandoned, lost or dedicated to the public other than by expiration, or of any materially adverse determination or development, excluding office actions and similar determinations in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Grantor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(e)           Each Grantor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Collateral Agent on a quarterly basis of each application by itself, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country filed during the preceding quarter, and (ii) on a quarterly basis, to the extent that there are applications of the type referenced in clause (i) above, execute and deliver an agreement substantially in the form of Exhibit III hereto to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright.

(f)            Each Grantor shall exercise its reasonable business judgment consistent with past practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country with respect to maintaining and prosecuting each material application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Grantor’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright in each case that is material to the normal conduct of such Grantor’s business, including, when applicable and necessary in such Grantor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Grantor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g)           In the event that any Grantor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the normal conduct of its business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Grantor shall promptly notify the Collateral Agent and shall, if such Grantor deems it necessary in its reasonable business judgment, promptly contact such third party, and if necessary in its reasonable business judgment, sue and recover damages, and take such other actions as are reasonably appropriate under the circumstances.

(h)           Nothing in this Agreement prevents any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or put into the public domain any of its Intellectual Property to the extent permitted by the Credit Agreement if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

Section 4.06          Further Assurances with Respect to Article 9 Collateral.  Each Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or prudent, or that the Collateral Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Article 9 Collateral.  Without limiting the generality of the foregoing, each Grantor will: (a) at the request of the Collateral Agent during a Default or Event of Default, mark conspicuously each Chattel Paper included in the Accounts and, at the request of the Collateral Agent, each of its records pertaining to the Article 9 Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such document, chattel paper or Article 9 Collateral is subject to the security interest granted hereby; (b) file any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. §3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof, as may be necessary or prudent, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests and other rights granted or purported to be granted hereby; (c) furnish to the Collateral Agent, from time to time at the Collateral Agent’s reasonable request, statements and schedules further identifying and describing the Article 9 Collateral and such other reports in connection with the Article 9 Collateral as the Collateral Agent may reasonably request, all in reasonable detail; and (d) keep all of its tangible Article 9 Collateral, Deposit Accounts, collateral accounts and Investment Property in the continental United States.

Section 4.07          Intercompany Note.  Without limiting the last sentence of Section 4.03(c), each Grantor will cause any Subordinated Intercompany Debt that constitutes Indebtedness for borrowed money owed to it by any Subsidiary of the Borrower that is not an Obligor to be evidenced by the Intercompany Note, duly executed by it and delivered to the Collateral Agent for the ratable benefit of the Secured Parties.  Each Grantor agrees, if requested by the Collateral Agent, to immediately demand payment thereunder upon and during the continuance of an Event of Default specified under Sections 7.01(b), (c), (f), (h) or (i) of the Credit Agreement.

ARTICLE 5.
REMEDIES

Section 5.01          Remedies Upon Default.  (a) Upon the occurrence and during the continuance of an Event of Default, each Obligor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times:  (i) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, the Collateral Agent may cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent, and the Collateral Agent may also license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained and subject to the provisos set forth in Section 5.03); (ii) with or without legal process and with or without prior notice or demand for performance, the Collateral Agent may take possession of the Article 9 Collateral and, without liability for trespass, the Collateral Agent may, enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law; (iii) automatically (without any request or notice being delivered by the Collateral Agent or any other Person) upon the occurrence and during the continuance of an Event of Default pursuant to Sections 7.01(b), (c), (f), (h) or (i) of the Credit Agreement, and upon the occurrence and during the continuance of any other Event of Default, after written notice by the Collateral Agent to the Borrower, all rights of any Grantor to all cash, checks, drafts and other instruments or writings for the payment of money constituting proceeds of Article 9 Collateral shall cease, and all such rights shall thereupon become vested, for the ratable benefit of the Secured Parties, in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such cash, checks, drafts and other instruments or writings for the payment of money constituting proceeds of Article 9 Collateral.  Automatically (without any request or notice being delivered by the Collateral Agent or any other Person) upon the occurrence and during the continuance of an Event of Default pursuant to Sections 7.01(b), (c), (f), (h) or (i) of the Credit

Agreement, and upon the occurrence and during the continuance of any other Event of Default, after written notice by the Collateral Agent to the Borrower, all cash, checks, drafts and other instruments or writings for the payment of money constituting proceeds of Article 9 Collateral received by any Grantor contrary to the provisions of Section 5.01(a)(iii) shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent); provided, that (x) the failure of the Collateral Agent to give the notice referred to in this sentence shall have no effect on the rights of the Collateral Agent hereunder, and (y) the Collateral Agent shall not be required to deliver any such notice if such delivery would be prohibited by applicable law.  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of Section 5.01(a)(iii) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02.  After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all cash, checks, drafts and other instruments or writings for the payment of money constituting proceeds of Article 9 Collateral that such Grantor would otherwise be permitted to retain pursuant to the terms of this Agreement and that remain in such account.

(b)           After the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third Person, by contacting Account Debtors or the third Person possessing such Article 9 Collateral for the purpose of making such a verification.  The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(c)           Without limiting the generality of the foregoing, each Obligor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, upon the occurrence and during the continuance of an Event of Default, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to Persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof.  Upon consummation of any such sale of Collateral pursuant to this Section 5.01, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Obligor, and each Obligor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Obligor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted; and

(d)           The Collateral Agent may also exercise any other remedy available at law or equity.

(e)           The Collateral Agent shall give the applicable Obligors 10 Business Days written notice (which each Obligor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Obligor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may (subject to the Collateral Agent’s consent) make payment on account thereof by using any claim then due and payable pursuant to the Loan Documents, the Secured Swap Agreements or the Secured Cash Management Agreements to such Secured Party from any Obligor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Obligor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Obligor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.  The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral.  The Collateral Agent may specifically disclaim or modify any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Each Obligor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any external attorneys employed by the Collateral Agent or any other Secured Party to collect such deficiency.

Section 5.02          Application of Proceeds.  All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be promptly applied by the Collateral Agent as follows:

(a)           First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts payable to the Agents and incurred by the Agents in connection with such sale, collection or other realization, or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Agents hereunder or under any other Loan Document on behalf of any Obligor and other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

(b)           Second, to the payment in full of the Secured Obligations, the amounts so applied to be distributed among the Secured Parties as specified in Section 9.23 of the Credit Agreement; and

(c)           Last, the balance, if any, after all Secured Obligations have been indefeasibly paid in full, to the Borrower (to be distributed among the Obligors, at the discretion of the Borrower) or as otherwise required by applicable law.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement and the other Loan Documents.  Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

Section 5.03          Grant of License to Use Intellectual Property.  For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor shall, upon request by the Collateral Agent at any time after and during the continuance of an Event of Default, grant to (in the Collateral Agent’s sole discretion) the Collateral Agent or a designee of the Collateral Agent, for the ratable benefit of the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or, solely to the extent necessary to exercise such rights and remedies, sublicense Intellectual Property constituting Article 9 Collateral, now owned or hereafter acquired by such Grantor, wherever the same may be located, and including, without limitation, in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that nothing in this Section 5.03 shall require such Grantor to grant any license that is prohibited by any rule of law, statute or regulation or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation under any contract, license, agreement, instrument or other document evidencing, giving rise to a right to use or theretofore granted with respect to such property; provided, further, that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks.  The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any permitted license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

Section 5.04          Securities Act, etc.  In view of the position of the Obligors in relation to the Investment Property Collateral (as defined below for purposes of this Article 5 only), or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral or the Article 9 Collateral consisting of or relating to Equity Interests (all such Collateral referred to in this Article as “Investment Property Collateral”) permitted hereunder.  Each Obligor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Investment Property Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Investment Property Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Investment Property Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.  Each Obligor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Investment Property Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws, (b) may approach and negotiate with a single potential purchaser to effect such sale and (c) may, with respect to any sale of the Investment Property Collateral, limit the purchasers to those who will agree, among other things, to acquire such Investment Property Collateral for their own account, for investment, and not with a view to the distribution or resale thereof.  Each Obligor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Investment Property Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

Section 5.05          Registration, etc.  Each Obligor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Investment Property Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its commercially reasonable efforts to take or to cause each applicable Pledged Interests Issuer to take such action and prepare, distribute and/or file such documents as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Investment Property Collateral.  Each Obligor further agrees to indemnify, defend and hold harmless the Administrative Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling Persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus, notification or offering circular (or any amendment or supplement thereto), or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Grantor or the Pledged Interests Issuer by the Collateral Agent or any other Secured Party expressly for use therein.  Each Obligor further agrees, upon such written request referred to above, to use its commercially reasonable efforts to qualify, file or register, or cause applicable Pledged Interests Issuer to qualify, file or register, any of the Investment Property Collateral under the Blue Sky or other securities laws of such states as may be reasonably requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations.  Each Obligor will bear all costs and expenses of carrying out its obligations under this Section 5.05.  Each Obligor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 5.05 only and that such failure would not be adequately compensable in damages and, therefore, agrees that its agreements contained in this Section 5.05 may be specifically enforced.

ARTICLE 6.
INDEMNITY, SUBROGATION AND SUBORDINATION AMONG OBLIGORS

Section 6.01          Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Obligors may have under applicable law (but subject to Section 6.03), (a) the Borrower agrees that (i) in the event a payment shall be made by any Obligor (other than the Borrower) under this Agreement in respect of any Obligation of the Borrower, the Borrower shall indemnify such Obligor for the full amount of such payment and such Obligor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (ii) in the event any assets of any Obligor (other than the Borrower) shall be sold pursuant to this Agreement or any other Collateral Document to satisfy in whole or in part an Obligation of the Borrower, the Borrower shall indemnify such Obligor in an amount equal to the greater of the book value or the fair market value of the assets so sold and (b) each Obligor (other than the Borrower) (each such Obligor, together with the Borrower in the context of clause

(a) above, an “Indemnifying Obligor”) agrees that (i) in the event a payment shall be made by any other Obligor under this Agreement in respect of any Obligation of such Obligor, such Obligor shall indemnify such other Obligor for the full amount of such payment and such other Obligor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (ii) in the event any assets of any other Obligor shall be sold pursuant to this Agreement or any other Collateral Document to satisfy in whole or in part an Obligation of such Obligor, such Obligor shall indemnify such other Obligor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Section 6.02          Contribution and Subrogation.  Each Obligor (a “Contributing Obligor”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Obligor hereunder in respect of any Secured Obligation or assets of any other Obligor shall be sold pursuant to any Collateral Document to satisfy any Secured Obligation owed to any Secured Party and such other Obligor (the “Claiming Obligor”) shall not have been fully indemnified by the Indemnifying Obligor as provided in Section 6.01, the Contributing Obligor shall indemnify the Claiming Obligor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Obligor on the date hereof and the denominator shall be the aggregate net worth of all the Obligors on the date hereof (or, in the case of any Obligor becoming a party hereto pursuant to Section 7.15, the date of the supplement hereto executed and delivered by such Obligor).  Any Contributing Obligor making any payment to a Claiming Obligor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Obligor under Section 6.01 to the extent of such payment.

Section 6.03          Subordination.  (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Obligors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation of the Obligors under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations.  No failure on the part of the Borrower or any other Obligor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Obligor with respect to its obligations hereunder, and each Obligor shall remain liable for the full amount of the obligations of such Obligor hereunder.

(b)           Each Obligor hereby agrees that all Indebtedness and other monetary obligations owed by it to any other Obligor or any Subsidiary of the Borrower shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations.

ARTICLE 7.
MISCELLANEOUS

Section 7.01          Notices.  (a) Except in the case of notices expressly permitted to be given by telephone and except as provided in Section 7.01(b), all notices and other communications provided for herein shall be in writing and shall be delivered by hand, overnight service, courier service, mailed by certified or registered mail or sent by facsimile, as set forth on Schedule 9.01 to the Credit Agreement.  All notices hereunder to any Obligor shall be given to such Person in care of the Borrower.

(b)           Notices and other communications to the Collateral Agent or other Secured Parties hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent, as required by the Credit Agreement; provided that the foregoing shall not apply to service of process.  Each party hereto may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)           All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) on the date of receipt if delivered prior to 5:00 p.m., New York City time, on such date by hand, overnight service, courier service, facsimile or (to the extent permitted by paragraph (b) above) electronic means, or (ii) on the date five Business Days after dispatch by certified or registered mail with respect to both foregoing clauses (i) and (ii), to the extent properly addressed and delivered, sent or mailed to such party as provided in this Section 7.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7.01 or Section 9.01 of the Credit Agreement.

(d)           Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Section 7.02          Security Interest Absolute.  All rights of the Collateral Agent hereunder, the Security Interest, the security interest in the Pledged Collateral and all obligations of each Obligor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, this Agreement, any other Loan Document, any Secured Swap Agreement, any Secured Cash Management Agreement, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or nonperfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, (d) any failure by an Secured Party to assert any claim or exercise any right or remedy, (e) any reduction, limitation or impairment of the Secured Obligations for any reason, or (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Obligor in respect of the Secured Obligations or this Agreement.

Section 7.03          Binding Effect; Several Nature of this Agreement.

(a)           This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party hereto shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement.

(b)           This Agreement shall be construed as a separate agreement with respect to each Obligor and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other Obligor and without affecting the obligations of any other party hereunder.

Section 7.04          Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Obligor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.

Section 7.05          Collateral Agent’s Fees and Expenses; Indemnification.  (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement.

(b)           The parties hereto agree that the Collateral Agent shall be entitled to indemnification as provided in Section 9.05 of the Credit Agreement.

(c)           By its acceptance of the benefits hereof, each Lender and Issuing Bank agrees (i) to reimburse the Collateral Agent, on demand, in the amount of its pro rata share (based on its Commitments, or if such Commitments shall have expired or terminated, in accordance with the respective principal amounts of its applicable outstanding Loans or portion of outstanding Revolving L/C Disbursements owed to it, as applicable), of any reasonable expenses incurred by the Collateral Agent, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Collateral Agent, which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Collateral Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Collateral Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower, provided that no Lender or Issuing Bank shall be liable to the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of the Collateral Agent or any of its directors, officers, employees or agents.

(d)           Any such amounts payable by any Obligor as provided hereunder shall be additional Secured Obligations secured hereby and by the other Collateral Documents.  The provisions of this Section 7.05 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party.  All amounts due under this Section 7.05 shall be payable on written demand therefor.

Section 7.06          Collateral Agent Appointed Attorney-in-Fact.  Each Obligor hereby appoints the Collateral Agent as the attorney-in-fact of such Obligor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Obligor (and each Obligor hereby authorizes each of the following to the extent applicable to such entity in such entity’s capacity or capacities hereunder):  (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of such Obligor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require such Obligor to notify, Account Debtors to make payment directly to the Collateral Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  Each of the Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received by it as a result of the exercise of the powers granted to them herein, and neither they nor their respective officers, directors, employees or agents shall be responsible to any Obligor for any act or failure to act hereunder, except, respectively, to the extent of its own gross negligence or willful misconduct.  Notwithstanding anything to the contrary in this Section 7.06, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.06 unless (x) an Event of Default shall have occurred and be continuing or (y) such rights under this power of attorney are exercised to take any action necessary to secure the validity, perfection or priority of the Liens on the Collateral.

Section 7.07          Applicable Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT WITHOUT GIVING EFFECT TO CONFLICT OF LAWS AND PRINCIPLES SHALL BE CONSTRUED IN

ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 7.08          Waivers; Amendment.  (a) No failure or delay by the Administrative Agent, the Collateral Agent or any other Secured Party in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies of the Administrative Agent, the Collateral Agent and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 7.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or a Swingline Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.  No notice or demand on any Obligor in any case shall entitle any Obligor to any other or further notice or demand in similar or other circumstances.

(b)           Without modifying Section 7.03(b), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Obligors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

Section 7.09          Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

Section 7.10          Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.11          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.03.  Delivery of an executed counterpart to this Agreement by facsimile or an electronic transmission of a PDF copy thereof shall be as effective as delivery of a manually signed original.  Any such delivery shall be followed promptly by delivery of the manually signed original.

Section 7.12          Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.13          Jurisdiction; Consent to Service of Process.  (a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  Each Obligor further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to the Borrower at the address of the Borrower specified pursuant to the terms of the Credit Agreement.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Subject to Section 8.09 of the Credit Agreement, nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Obligor, or its properties, in the courts of any jurisdiction.

(b)           Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York State or federal court sitting in New York County.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 7.14          Termination or Release.  (a) This Agreement, the guarantees made herein, the Security Interest and all other security interests granted hereby shall terminate, and each Obligor shall be automatically released from its obligations hereunder, when all the Obligations are paid in full in cash and Commitments are terminated (other than (A) contingent indemnification obligations, (B) obligations and liabilities under Secured Cash Management

Agreements and Secured Swap Agreements and (C) obligations and liabilities under Letters of Credit as to which arrangements satisfactory to the Issuing Banks shall have been made).

(b)           Upon the consummation of any transaction or series of transactions as a result of which any Subsidiary Guarantor ceases to be a Subsidiary of the Borrower that is not prohibited by the Loan Documents, then such Subsidiary Guarantor shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Subsidiary Guarantor shall be automatically released.

(c)           Upon any conveyance, sale, lease, assignment, transfer or other disposition by any Grantor or Pledgor of any Collateral to any Person that is not (and is not required to become) a Loan Party in a transaction or series of transactions that is not prohibited by the Loan Documents, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d)           If any security interest granted hereby in any Collateral violates Section 9.21 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(e)           In connection with any termination or release pursuant to this Section 7.14, the Collateral Agent shall execute and deliver to any Obligor, at such Obligor’s expense, all documents that such Obligor shall reasonably request to evidence such termination or release and shall assist such Obligor in making any filing in connection therewith.  Any execution and delivery of documents pursuant to this Section 7.14 shall be without recourse to or warranty by the Collateral Agent.

Section 7.15          Additional Subsidiary Obligors.  Any Subsidiary of the Borrower may become a party hereto by signing and delivering to the Collateral Agent a Guarantee and Collateral Agreement Supplement, substantially in the form of Exhibit I hereto (with such changes and modifications thereto as may be required by the laws of any applicable Foreign Jurisdiction), whereupon such Subsidiary shall become an “Obligor”, a “Subsidiary Guarantor”, a “Pledgor” and a “Grantor” (or any one or more of the foregoing) defined herein with the same force and effect as if originally named as an Obligor, a Subsidiary Guarantor, a Pledgor and a Grantor (or any one or more of the foregoing), as applicable, herein.  Any such Subsidiary becoming a party to this Agreement pursuant to this Section will enter into this Agreement in the capacity or capacities (and only capacity or capacities) set forth on the signature page to such Guarantee and Collateral Agreement Supplement.  The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement.  The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

Section 7.16          Credit Agreement.  If any conflict exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern.

Section 7.17          Authority of Collateral Agent.  Each Obligor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or nonexercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Secured Parties and as among the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Obligors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Obligor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.  The Collateral Agent has been appointed to act as Collateral Agent hereunder by the Lenders and, by their acceptance of the benefits hereof, the other Secured Parties.  The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement and the other Loan Documents.

Section 7.18          Other Secured Parties.  By its acceptance of the benefits hereof, each Secured Party (including each Lender, Issuing Bank, Secured Swap Agreement Counterparty and Cash Management Bank) hereby (a) confirms that it has received a copy of the Loan Documents and such other documents and information as it has deemed appropriate to make its own decision to become an Secured Party and acknowledges that it is aware of the contents of, and consents to the terms of, the Collateral Documents, (b) appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Collateral Agent by the terms hereof or thereof, together with such powers as are incidental thereto, (c) agrees that it will be bound by the provisions of the Collateral Documents, and Article VIII (other than Section 8.12) and Article IX of the Credit Agreement (with respect to each such Article, in the case of any Secured Party that is not a Lender, as if such Secured Party was a Lender party to the Credit Agreement) and will perform in accordance with its terms all such obligations which by the terms of such documents are required to be performed by it as an Secured Party (or in the case of Article VIII (other than Section 8.12) and Article IX of the Credit Agreement, as a Lender) and will take no actions contrary to such obligations, and (d) authorizes and instructs the Collateral Agent to enter into the Collateral Documents as Collateral Agent and on behalf of such Secured Party.

Section 7.19          Transactions on the Restatement Date.  The parties hereto agree that on the Restatement Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto:

(a)           the Existing Guarantee and Collateral Agreement shall be deemed to be amended and restated in its entirety in the form of this Agreement;

(b)           all Secured Obligations (as defined in the Existing Guarantee and Collateral Agreement) (“Existing Obligations”), including any such obligations that have accrued, but are not payable, as of the Restatement Date, shall, to the extent not paid on the Restatement Date, be deemed to be Secured Obligations outstanding (and in the case of any accrued Existing Obligations that have accrued, but are not payable, as of the Restatement Date, such accrued Existing Obligations shall be paid on the date or dates that such Existing Obligations were due under the Existing Credit Agreement);

(c)           the Liens in favor of Collateral Agent securing payment of the Existing Obligations shall remain in full force and effect with respect to the Secured Obligations and are hereby reaffirmed; and

(d)           the parties acknowledge and agree that this Agreement and the other Loan Documents do not constitute a novation, payment and reborrowing or termination of the Existing Obligations and that all such Existing Obligations are in all respects continued and outstanding as Secured Obligations under this Agreement with only the terms being modified from and after the effective date of this Agreement as provided in this Agreement and the other Loan Documents.

 [Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SUMMIT MIDSTREAM PARTNERS, LP,
as the Parent and a Guarantor and a Pledgor

By:	SUMMIT MIDSTREAM GP, LLC,
its general partner

	By:	/s/ Matthew S. Harrison
	Name:	Matthew S. Harrison
	Title:	Senior Vice President and Chief Financial Officer

SUMMIT MIDSTREAM HOLDINGS, LLC,
as the Borrower and a Guarantor, a Pledgor and a Grantor

By:	/s/ Matthew S. Harrison
	Name:	Matthew S. Harrison
	Title:	Senior Vice President and Chief Financial Officer

GRAND RIVER GATHERING, LLC
MOUNTAINEER MIDSTREAM COMPANY, LLC
BISON MIDSTREAM, LLC
SUMMIT MIDSTREAM FINANCE CORP.
DFW MIDSTREAM SERVICES LLC,
each as a Subsidiary Guarantor, a Pledgor and a Grantor

By:	/s/ Matthew S. Harrison
	Name:	Matthew S. Harrison
	Title:	Senior Vice President and Chief Financial Officer

Amended and Restated Guarantee and Collateral Agreement

THE ROYAL BANK OF SCOTLAND PLC,
as the Collateral Agent on behalf of the Secured Parties

By:	/s/ Sanjay Remond
	Name:	Sanjay Remond
	Title:	Authorised Signatory

Amended and Restated Guarantee and Collateral Agreement

Schedule I

Pledged Stock

PLEDGOR	ISSUER NAME	ISSUER JURISDICTION OF FORMATION	INTEREST TYPE	NUMBER OF UNITS/SHARES OWNED; PERCENTAGE OF TOTAL ISSUED INTERESTS	PERCENTAGE OF OWNED INTERESTS BEING PLEDGED HEREUNDER
Summit Midstream Partners, LP	Summit Midstream Holdings, LLC	Delaware	Membership Interest	100%	100%
Summit Midstream Holdings, LLC	Grand River Gathering, LLC	Delaware	Membership Interest	100 units (certificate no.1); 100%	100%
Summit Midstream Holdings, LLC	Mountaineer Midstream Company, LLC	Delaware	Membership Interest	100%	100%
Summit Midstream Holdings, LLC	Bison Midstream, LLC	Delaware	Membership Interest	100%	100%
Summit Midstream Holdings, LLC	Summit Midstream Finance Corp.	Delaware	Common Stock	1,000; 100%	100%
Summit Midstream Holdings, LLC	DFW Midstream Services LLC	Delaware	Membership Interest	100%	100%

Schedule II

Intellectual Property

Grantor	Title	Filing Date/Issued Date	Status	Application/ Registration No.
Summit Midstream Partners, LP	www.summitmidstream.com
DFW Midstream Services LLC	www.dfwmidstream.com

Schedule III

Commercial Tort Claims

None.

Exhibit I
to the Amended and Restated Guarantee and Collateral Agreement

FORM OF
GUARANTEE AND COLLATERAL AGREEMENT SUPPLEMENT

This SUPPLEMENT NO. [    ] dated as of [                          ], 20[    ] (this “Supplement”), to the AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of November 1, 2013 (as amended, restated, amended and restated, supplemented, waived or otherwise modified or replaced from time to time, the “Guarantee and Collateral Agreement”), among SUMMIT MIDSTREAM HOLDINGS, LLC, Delaware limited liability company (the “Borrower”), each Subsidiary listed on the signature pages thereof as a “Subsidiary Guarantor”, “Pledgor” and/or “Grantor”, each Subsidiary that shall, at any time after the date thereof, become a Subsidiary Guarantor, Pledgor and/or Grantor pursuant to Section 7.15 thereof, SUMMIT MIDSTREAM PARTNERS, LP, a Delaware limited partnership (the “Parent”), and THE ROYAL BANK OF SCOTLAND plc (“RBS”), as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) for the Secured Parties.

A.                                    Reference is made to the Second Amended and Restated Credit Agreement dated as of even date with the Guarantee and Collateral Agreement (as may be amended, restated, amended and restated, supplemented, extended, renewed, refinanced, waived or otherwise modified or replaced from time to time, the “Credit Agreement”), among the Borrower, the Lenders, RBS, as the Administrative Agent and the Collateral Agent, the Issuing Banks and the Swingline Lender, and the other Persons from time to time party thereto.

B.                                    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee and Collateral Agreement, as applicable.

C.                                    The Obligors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans, the Issuing Banks to issue Letters of Credit, the Swingline Lender to make Swingline Loans, the Secured Swap Agreement Counterparties to enter into the Secured Swap Agreements and the Cash Management Banks to enter into the Secured Cash Management Agreements.  Section 7.15 of the Guarantee and Collateral Agreement provides that any additional Subsidiary may become an a Subsidiary Guarantor, a Grantor, a Pledgor or any or all of the foregoing under the Guarantee and Collateral Agreement by execution and delivery of an instrument substantially in the form of this Supplement (with such changes and modifications hereto as may be required by the laws of any applicable foreign jurisdiction to the extent applicable).  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement, in accordance with the requirements of the Credit Agreement, to become an Obligor in the capacity under the Guarantee and Collateral Agreement as specified on the signature page hereto, in order to induce the Lenders to make additional Loans, the Issuing Banks to issue additional Letters of Credit, the Swingline Lenders to make additional Swingline Loans, the Secured Swap Agreement Counterparties to enter into the Secured Swap Agreements, and the Cash Management Banks to enter into the Secured Cash Management Agreements and as

Exhibit I

1

consideration for Loans previously made, Letters of Credit previously issued, Swingline Loans previously made, Secured Swap Agreements previously entered into and Secured Cash Management Agreements previously entered into.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1.                            In accordance with Section 7.15 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below and delivery of such executed signature page to the Collateral Agent becomes, to the extent specified on the signature page hereto, a “Subsidiary Guarantor”, “Pledgor” and “Grantor” (or any one or more of the foregoing; provided that if the signature page hereto fails to state the capacity or capacities in which such New Subsidiary is entering the Guarantee and Collateral Agreement, then such New Subsidiary shall join in each such capacity) under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as an Obligor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Guarantor, Pledgor and Grantor or any one or more of the foregoing, as applicable, thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor, Pledgor and Grantor or any one or more of the foregoing, as applicable, thereunder (as supplemented by the attached supplemental Schedules to the Guarantee and Collateral Agreement) are true and correct, in all material respects, on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct, in all material respects, as of such earlier date (except that any reference to the “Restatement Date” shall be deemed to be a reference to the date hereof).

SECTION 2.                            In furtherance of the foregoing, to the extent the New Subsidiary is joining the Guarantee and Collateral Agreement as a Pledgor, and as security for the indefeasible payment in full and performance of all of the Secured Obligations, the New Subsidiary hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a continuing security interest in all of the New Subsidiary’s right, title and interest in, to and under and whether direct or indirect, whether legal, beneficial, or economic, whether fixed or contingent and whether now or hereafter existing or arising in all of its Property constituting Pledged Collateral.

SECTION 3.                            In furtherance of the foregoing, to the extent the New Subsidiary is joining the Guarantee and Collateral Agreement as a Grantor, and as security for the indefeasible payment in full and performance, of the Secured Obligations, the New Subsidiary hereby pledges, hypothecates, assigns, charges, mortgages, delivers and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a continuing Security Interest in all right, title and interest in, to and under any and all of its Property constituting Article 9 Collateral now owned or at any time hereafter acquired by the New Subsidiary or in which the New Subsidiary now has or at any time in the future may acquire any right, title or interest.

Exhibit I

2

SECTION 4.                            Each reference to an “Obligor”, a “Guarantor”, a “Subsidiary Guarantor”, a “Pledgor”, or a “Grantor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary to the extent the New Subsidiary is joining the Guarantee and Collateral Agreement in such capacity, as indicated on the signature page hereto (or if no such indication is made, then in each such capacity).  The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 5.                            The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 6.                            This Supplement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.  This Supplement shall become effective when (a) the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Collateral Agent has executed a counterpart hereof.  Delivery of an executed counterpart to this Supplement by facsimile or an electronic transmission of a PDF copy thereof shall be as effective as delivery of a manually signed original.  Any such delivery shall be followed promptly by delivery of the manually signed original.

SECTION 7.                            The New Subsidiary has delivered a Perfection Certificate to the Collateral Agent.  The information set forth therein (including the Schedules attached thereto) is correct and complete as of the date hereof.

SECTION 8.                            Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 9.                            THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT WITHOUT GIVING EFFECT TO CONFLICT OF LAWS AND PRINCIPLES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 10.                     In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 11.                     All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Guarantee and Collateral Agreement.

Exhibit I

3

SECTION 12.                     Without in any way limiting the indemnification and expenses provisions of the Guarantee and Collateral Agreement that have been incorporated herein by reference, the New Subsidiary agrees to reimburse the Collateral Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, disbursements and other charges of counsel for the Collateral Agent.

[Signatures begin on following page]

Exhibit I

4

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[Insert Company Name],
as New Subsidiary, in its capacity as a [Subsidiary Guarantor, a Pledgor and a Grantor]

By:
Name:
Title:

Exhibit I

5

THE ROYAL BANK OF SCOTLAND plc, as Collateral Agent

By:
Name:
Title:

Exhibit I

6

Schedule I
to the Guarantee and Collateral Agreement Supplement

Pledged Stock

Exhibit I

7

Schedule II
to the Guarantee and Collateral Agreement Supplement

Intellectual Property

Copyrights

Patents

Trademarks

Domain Names

Exhibit I

8

Schedule I
to the Guarantee and Collateral Agreement Supplement

Commercial Tort Claims

Exhibit I

9

Exhibit II
to the to the Guarantee and Collateral Agreement

FORM OF
AMENDED AND RESTATED
SUBORDINATED GLOBAL INTERCOMPANY NOTE

New York, New York
[              ], 2013

FOR VALUE RECEIVED, each of the undersigned (together with each other Subsidiary of SUMMIT MIDSTREAM HOLDINGS, LLC, a Delaware limited liability company (the “Borrower) that executes a signature page hereto after the date hereof) to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, together with its successors and assigns in such capacity, a “Payor”), hereby promises to pay on demand to such other entity listed below (each, in such capacity, together with its successors and assigns in such capacity, a “Payee”), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by such Payee to such Payor.  Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

Reference is made to the Second Amended and Restated Credit Agreement dated as of November 1, 2013 (as may be amended, restated, amended and restated, supplemented, extended, renewed, refinanced, waived or otherwise modified or replaced from time to time, the “Credit Agreement”), among the Borrower, the Lenders (as defined therein), THE ROYAL BANK OF SCOTLAND plc, as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) and as Administrative Agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), the Issuing Banks (as defined therein), the Swingline Lender (as defined therein) and the other Persons from time to time party thereto.

This note (“Note”) is the Intercompany Note referred to in the AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of even date with the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among the Borrower, each Subsidiary listed on the signature pages thereof as a “Subsidiary Guarantor”, “Pledgor” and/or “Grantor”, each Subsidiary that shall, at any time after the date thereof, become a Subsidiary Guarantor, Pledgor or Grantor pursuant to Section 7.15 thereof, SUMMIT MIDSTREAM PARTNERS, LP a Delaware limited partnership (the “Parent”), and THE ROYAL BANK OF SCOTLAND plc, as collateral agent for the Secured Parties.

Capitalized terms used herein and not defined herein are used herein as defined in the Credit Agreement, unless otherwise noted.

Exhibit II

1

Each Payee hereby acknowledges and agrees that the Administrative Agent and the Collateral Agent may exercise all rights provided in the Credit Agreement and the Guarantee and Collateral Agreement with respect to this Note.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is a Loan Party to any Payee that is a Grantor shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations of such Payor under the Credit Agreement, including, without limitation, where applicable, under such Payor’s guarantee of the Secured Obligations under the Guarantee and Collateral Agreement (such Secured Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

(i)                                     In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then (a) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (b) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness.

(ii)                                  If any payment, Distribution or Dividend (as such terms are defined in the Guarantee and Collateral Agreement) or other distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) before all Senior Indebtedness shall have been paid in full in cash, such payment, Distribution, Dividend or other distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder.  Each Payee and each Payor hereby agrees that the subordination of this Note is for the benefit of the Collateral Agent and the other Secured Parties, the Collateral Agent and the other Secured Parties are obligees under this Note to the same extent as if their

Exhibit II

2

names were written herein as such and the Administrative Agent may, on behalf of itself and the other Secured Parties, proceed to enforce the subordination provisions herein.

The indebtedness evidenced by this Note owed by any Payor that is not a Guarantor shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note.  All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

Each party to this Note hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any New York State or federal court sitting in New York County.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN SECTION 7.09 OF THE GUARANTEE AND COLLATERAL AGREEMENT.

[Signatures begin on following page]

Exhibit II

3

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS NOTE AND ALL CLAIMS RELATING TO THE SUBJECT MATTER HEREOF, WHETHER SOUNDING IN CONTRACT LAW OR TORT LAW, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Each of the undersigned enters into this Note as of the date first written above.

SUMMIT MIDSTREAM PARTNERS, LP

By:	SUMMIT MIDSTREAM GP, LLC, its general partner

By:
Name:
Title:

SUMMIT MIDSTREAM HOLDINGS, LLC

By:
Name:
Title:

Exhibit II

4

GRAND RIVER GATHERING, LLC
MOUNTAINEER MIDSTREAM COMPANY, LLC
BISON MIDSTREAM, LLC
SUMMIT MIDSTREAM FINANCE CORP.
DFW MIDSTREAM SERVICES LLC

By:
Name:
Title:

Exhibit II

5

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS NOTE AND ALL CLAIMS RELATING TO THE SUBJECT MATTER HEREOF, WHETHER SOUNDING IN CONTRACT LAW OR TORT LAW, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

The undersigned enters into this Note as of the date first written above.

[Additional Subsidiaries](1)

By:
Name:
Title:

(1)  To the extent that a Subsidiary of the Borrower is formed after the date of the Note and to the extent such Subsidiary is required to enter into this Note, such Subsidiary shall execute a signature page substantially in the form hereof.

Exhibit II

6

Exhibit III
to the Amended and Restated Guarantee and Collateral Agreement

FORM OF
INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”) dated [                            ], 20[    ], is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of The Royal Bank of Scotland plc, as Collateral Agent for the Secured Parties.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee and Collateral Agreement (each as hereinafter defined), as applicable.

WHEREAS, pursuant to the Second Amended and Restated Credit Agreement dated as of November 1, 2013 (as may be amended, restated, amended and restated, supplemented, extended, renewed, refinanced, waived or otherwise modified or replaced from time to time, the “Credit Agreement”), among SUMMIT MIDSTREAM HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), the Lenders, THE ROYAL BANK OF SCOTLAND plc (“RBS”), as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) and administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) for the Secured Parties, SUMMIT MIDSTREAM PARTNERS, LP, a Delaware limited partnership, the Issuing Banks, the Swingline Lender and the other Persons from time to time party thereto, the Issuing Banks have committed to issue Letters of Credit for the account and benefit of the Borrower (and certain of its Subsidiaries), the Lenders have extended Commitments to make Loans to the Borrower and participate in Letters of Credit and the Swingline Lender has extended Commitments to make Loans to the Borrower;

WHEREAS, in connection with the Credit Agreement, the Obligors have entered into the Amended and Restated Guarantee and Collateral Agreement dated as of even date with the Credit Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in order to induce the Lenders to make Loans, the Issuing Banks to issue Letters of Credit and the Swingline Lender to make Swingline Loans.

WHEREAS, under the terms of the Guarantee and Collateral Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree as follows:

Exhibit III

1

SECTION 1.                            Grant of Security.  Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(a)                                 the United States Patents (as defined in the Guarantee and Collateral Agreement) set forth in Schedule A hereto;

(b)                                 the United States registered Trademarks (as defined in the Guarantee and Collateral Agreement) and Trademarks for which United States applications are pending set forth in Schedule B hereto; and

(c)                                  the United States registrations of Copyrights (as defined in the Guarantee and Collateral Agreement) set forth in Schedule C hereto.

SECTION 2.                            Recordation.  This IP Security Agreement has been executed and delivered by each Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office and the United States Copyright Office.  Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks record this IP Security Agreement.

SECTION 3.                            Execution in Counterparts.  This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 4.                            Grants, Rights and Remedies.  This IP Security Agreement has been entered into in conjunction with the provisions of the Guarantee and Collateral Agreement.  Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this IP Security Agreement and the terms of the Guarantee and Collateral Agreement, the terms of the Guarantee and Collateral Agreement shall govern.

SECTION 5.                            Governing Law.  THIS IP SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS IP SECURITY AGREEMENT AND ALL CLAIMS RELATING TO THE SUBJECT MATTER HEREOF, WHETHER SOUNDING IN CONTRACT LAW OR TORT LAW, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.                            Severability.  In case any one or more of the provisions contained in this IP Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable

Exhibit III

2

provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

[Remainder of Page Intentionally Blank]

Exhibit III

3

IN WITNESS WHEREOF, [each] Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[NAME OF GRANTOR], as [a] Grantor

By:
Name:
Title:

[NAME OF GRANTOR], as [a] Grantor

By:
Name:
Title:

Exhibit III

4

Accepted and Agreed to:

The Royal Bank of Scotland plc, as Collateral Agent

By:
Name:
Title:

Exhibit III

5